UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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STAR BUFFET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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STAR BUFFET, INC.
1312 N. SCOTTSDALE ROAD
SCOTTSDALE, ARIZONA 85257

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 26, 2006

To the Stockholders of Star Buffet, Inc.:

We cordially invite you to attend the annual meeting of stockholders of Star Buffet, Inc. The meeting will be held at the HomeTown Buffet, 1312 N. Scottsdale Road, Scottsdale, Arizona, on Monday, June 26, 2006, at 9:00 a.m. local time. We are holding the meeting to:

1.                Elect the six (6) nominees to our board of directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

Robert E. Wheaton	Phillip “Buddy” Johnson
Todd S. Brown	Craig B. Wheaton
Thomas G. Schadt	B. Thomas M. Smith, Jr.

2.                Ratify audit committee’s selection of Mayer Hoffman McCann P.C. as our independent auditors for the current fiscal year.

3.                Transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

All of these actions are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on May 11, 2006 will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

By Order of the Board of Directors,
Robert E. Wheaton
Chairman of the Board

Scottsdale, Arizona
May 25, 2006

Whether or not you expect to attend the annual meeting, to assure that your shares will be voted at the meeting, please sign the attached proxy card and return it promptly in the enclosed postage-paid, addressed envelope. No additional postage is required if mailed in the United States. You may vote in person at the meeting even if you have already submitted a proxy card.

STAR BUFFET, INC.
1312 N. SCOTTSDALE ROAD
SCOTTSDALE, AZ 85257

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD
JUNE 26, 2006

Information about Solicitation and Voting

Our board of directors is soliciting your proxy for our annual meeting of stockholders to be held at the HomeTown Buffet, 1312 N. Scottsdale Road, Scottsdale, Arizona, on Monday, June 26, 2006, at 9:00 a.m. local time. Our telephone number is (480) 425-0397. Voting materials, which include this proxy statement, the proxy card and our fiscal 2006 annual report to stockholders, will first be mailed to stockholders entitled to vote at the meeting on or about June 1, 2006.

This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

Q:             What is the purpose of the annual meeting?

A:             At the annual meeting, stockholders will act upon the proposals described in this proxy statement. In addition, our management will report on our performance and respond to questions from stockholders.

Q:             Who can vote at the meeting?

A:             Our board of directors set May 11, 2006 as the record date for the meeting. If you were a record holder of our common stock at the close of business on May 11, 2006, you may attend and vote at the meeting. You are entitled to one vote for each share of common stock that you held on the record date for all matters to be voted on at the meeting. As of the record date, 3,170,675 shares of our common stock, representing the same number of votes, were outstanding, and no shares of our preferred stock were outstanding.

Q:             What is the quorum requirement for the meeting?

A:             A majority of our outstanding shares as of the record date must be present in person or represented by proxy at the meeting in order to hold the meeting and conduct business. This is called a quorum. Your shares are counted as present in person or represented by proxy at the meeting if you are present in person at the meeting or if you have properly submitted a proxy card.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

Q:             How can I vote my shares in person at the meeting?

A:             Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to attend the meeting in person, please bring the enclosed proxy card or proof of identification to the meeting. If you hold your shares in a brokerage account, the shares will be registered in your broker’s name (in “street name”), and your broker will forward these proxy materials to you. If you hold your shares in street name, you have the right to direct your broker as to how to vote the shares, but you may not vote these shares in person at the annual meeting unless you obtain a proxy form from the broker that holds your shares.

Q:             How can I vote my shares without attending the meeting?

A:             Whether you hold shares directly as a stockholder of record or in street name, you may vote without attending the meeting. You may vote by submitting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. Please refer to the enclosed proxy card for instructions on how to submit a proxy. For shares held in street name, the voting instruction card will be included with the proxy statement delivered by your broker or nominee.

Q:             How can I change my vote after I return my proxy card?

A:             You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by submitting a new proxy with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:             What proposals are scheduled to be voted on at the meeting?

A:             There are two proposals scheduled for a vote. They are (1) to elect six nominees to our board of directors to serve until the next annual meeting of stockholders or until their successors are elected and have qualified and (2) to ratify the audit committee’s  selection of Mayer Hoffman McCann P.C. as our independent auditors for the current fiscal year.

Q:             What is the vote required for each proposal?

A:             Election of Directors. You may vote “FOR” all of the nominees for our board of directors or you may “WITHHOLD AUTHORITY” to vote for all of the nominees or any individual nominee. Directors are elected by a plurality of the votes cast on the matter at the meeting. This means that the six individuals receiving the highest number of “FOR” votes will be elected directors. You may give each candidate one vote for each share you held on the record date. You may not vote your shares cumulatively or for a greater number of persons than the number of nominees named in this proxy statement. A properly executed proxy card marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director(s) indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Auditors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal No. 2. For this proposal, the affirmative vote of the holders of a majority of the shares property voted on the matter will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to this proposal will have no effect.

All proxies will be voted in accordance with the instructions specified on the proxy card properly received by us prior to the annual meeting. If you just sign your proxy card with no additional instructions, your shares will be voted in accordance with the recommendations of our board of directors. If you do not vote and you hold your shares in street name, and your broker does not have such discretionary power to vote your shares, your shares may constitute “broker non-votes” and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting. Voting results are tabulated and certified by our transfer agent, Mellon Investor Services LLC.

Q:             What is the recommendation of our board of directors?

A:             Unless you give other instructions on your proxy card, the person named as the proxy holder on the proxy card will vote in accordance with the recommendations of our board of directors. Our board of director’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote for the election of the six nominees to our board of directors and for the ratification of our board of directors’ selection of Mayer Hoffman McCann P.C. as our independent auditors for our current fiscal year.

Q:             Where can I find the voting results?

A:             The preliminary voting results will be announced at the annual meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2007.

PROPOSAL 1

ELECTION OF DIRECTORS

Currently, there are six members of the board of directors. Directors are elected at each annual stockholders’ meeting to hold office until the next annual meeting or until their successors are elected and have qualified. Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for the six nominees named below.

If any nominee becomes unavailable for any reason before the election, the persons named in the accompanying proxy card will have discretionary authority to vote for the election of such substitute nominee or nominees, if any, as shall be designated by the board of directors. The board of directors has no reason to believe that any of the nominees will be unavailable to serve.

Directors

The names and other information concerning the six nominees for election as directors are set forth below.

The director nominees are as follows:

Name	Age	Position with Star Buffet
Robert E. Wheaton	54	Chief Executive Officer, President and Chairman
Phillip “Buddy” Johnson	53	Director
Thomas G. Schadt	64	Director
Craig B. Wheaton	48	Director
B. Thomas M. Smith, Jr.	71	Director
Todd S. Brown.	49	Director

Robert E. Wheaton has served as the Chief Executive Officer and President and as a director of the Company since its formation in July 1997. Mr. Wheaton has been Chairman of the Board since September 1998. Mr. Wheaton served as Executive Vice President of CKE Restaurants, Inc. from January 1996 through January 1999. From April 1995 to January 1996, he served as Vice President and Chief Financial Officer of Denny’s Inc., a subsidiary of Flagstar Corporation. From 1991 to 1995, Mr. Wheaton served as President and Chief Executive Officer, and from 1989 to 1991 as Vice President and Chief Financial Officer, of The Bekins Company. Mr. Wheaton is the brother of Craig B. Wheaton, a director of the Company.

Phillip “Buddy” Johnson has served as a director of the Company since February 1999. Mr. Johnson has served as the Supervisor of Elections of Hillsborough County since March 2003. From March 2001 until March 2003, he served as the Director of the Division of Real Estate in the Florida Department of Business and Professional Regulations. Mr. Johnson served as President of the BuddyFreddys Division from April 1998 until March 2001. From 1980 until 1998, he was the founding Chairman and CEO of BuddyFreddys Enterprises. From 1991 to 1996, Mr. Johnson served as Republican floor leader in the Florida House of Representatives. Mr. Johnson also served on the executive committee of The Foundation for Florida’s Future, a non-profit corporation established in 1995 by now governor, Jeb Bush.

Thomas G. Schadt has served as a director of the Company since the completion of the Company’s initial public offering in September 1997. Mr. Schadt has been the Chief Executive Officer of a privately-held beverage distribution company, Bear Creek, L.L.C., since 1995. From 1976 to 1994, he held several positions with PepsiCo, Inc., most recently, Vice President of Food Service.

Craig B. Wheaton has served as a director of the Company since February 1999. Mr. Wheaton is a partner in the law firm Kilpatrick Stockton LLP. His main areas of practice include employee benefits, executive compensation and general corporate law. Mr. Wheaton received his B.A. degree, with honors, from the University of Virginia and his J.D. degree from Wake Forest University. From 1993 to 1998, Mr. Wheaton was a member of the Tax Council of the North Carolina Bar Association Section on Taxation and chair of its Employee Benefits Committee from 1995 to 1997. He is a member and former president of the Triangle Benefits Forum. He is a member of the Southern Employee Benefits Conference, the Employee Benefits Committee of the American Bar Association’s Section of Taxation, the National Pension Assistance Project’s National Lawyers Network, and the National Association of Stock Plan Professionals. Mr. Wheaton is the brother of Robert E. Wheaton, the Company’s Chairman of the Board, Chief Executive Officer and President.

B. Thomas M. Smith, Jr. has served as a director of the Company since June 2002. Mr. Smith was a consultant with ITT Corp. from January 1996 to December 1996 and is now retired. From 1988 until 1995, he was Vice President and Director of Corporate Purchasing for ITT Corp. Mr. Smith served as director of Republic Bancorp from June 1999 until April 2005.

Todd S. Brown has served as a director of the Company since June 2004. Mr. Brown has served Brown Capital Advisors, Inc. as the President since November 1999. From 1994 to November 1999, Mr. Brown served as Senior Vice President, Chief Financial Officer and Director of Phoenix Restaurant Group, Inc. (formerly DenAmerica Corp.). Mr. Brown served as Senior Manager in Audit and Consulting at Deloitte Touche LLP from 1980 to 1994. Mr. Brown received an MBA from the University of Missouri in 1980 and a BA from Southern Methodist University in 1978.

Executive Officers

The Company does not have any executive officers other than Mr. Robert E. Wheaton, Chairman of the Board and our Chief Executive Officer and President.

Committees of the Board of Directors

The board of directors has established an audit committee, a compensation committee and a nominating committee.

Audit Committee

The audit committee is currently comprised of Todd S. Brown, Thomas G. Schadt and B. Thomas M. Smith, Jr., of whom Todd S. Brown is the audit committee financial expert. All such persons are financially literate and are “independent” as contemplated by Item 401(h)(iii) to Regulation S-K and by applicable listing standards.

The audit committee oversees our accounting and financial reporting processes and the audits of our financial statements, and monitors the independence, performance and qualifications of our independent auditors. Our audit committee has a charter, a copy of which was attached to our proxy statement for the 2004 fiscal year. The audit committee charter is not available on our website.

Compensation Committee

The compensation committee is comprised of Thomas G. Schadt and B. Thomas M. Smith, Jr., each of whom is “independent” as contemplated by applicable listing standards. The compensation committee considers the hiring and retention of corporate officers, salary and incentive compensation policies for officers and directors, and the granting of stock options to employees. The report of the compensation committee is included in this proxy statement under the heading “Executive Compensation.”

Nominating Committee

The nominating committee is comprised of Phillip “Buddy” Johnson, Todd S. Brown, Thomas G. Schadt and B. Thomas M. Smith, Jr., each of whom is “independent” as contemplated by applicable listing standards. The nominating committee assists our board of directors by identifying individuals qualified to become board members, by recommending director nominees for election at the annual meeting of stockholders or for appointment to fill vacancies on the board of directors, and by developing and recommending corporate governance guidelines. Our board of directors has adopted a charter for the nominating committee, a copy of which was attached to our proxy statement for the 2004 fiscal year. The nominating committee charter is not available on our website.

The nominating committee will consider candidates recommended by stockholders. Any such suggestions must be sent in writing and addressed to the Company at its principal executive offices shown on the cover page to this proxy statement, attention: Secretary, and must be accompanied by:

•       the name and address of the stockholder recommending the person to be nominated;

•       a representation that the stockholder is a holder of record of stock of the Company, including the number of shares held;

•       a description of all arrangements or understandings between the stockholder and the recommended nominee, if any;

•       detailed biographical and occupational data on the prospective nominee as would be required to be included in a proxy statement filed pursuant to Regulations 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended; and

•       a signed consent of the recommended nominee to serve as a director of the Company if so elected.

The nominating committee considers the following minimum criteria when reviewing a nominee for director:

•       Each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•       Each director should be free of any conflict of interest which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director;

•       Each director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•       Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•       Each director should have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a whole and not primarily a special interest group or constituency.

The nominating committee and, as needed, a retained search firm, seeks candidates qualified to serve on the board of directors or committees of the board of directors and screens the candidates. The nominating committee also reviews, investigates and screens candidates recommended by stockholders. The nominating committee and Robert E. Wheaton, our President and Chief Executive Officer, interviews candidates that have been screened, and the nominating committee selects the nominees that best suit the Company’s needs to recommend to the full board of directors.

Board Meetings and Attendance

During fiscal 2006, the board of directors held five meetings, the audit committee held four meetings, the compensation committee held one meeting, and the nominating committee held one meeting. During fiscal 2006, no director attended fewer than 75% of the meetings of the board of directors or the meetings of  the committee or committees on which they served. There are no family relationships among any of our directors or executive officers, other than among Robert E. Wheaton and Craig B. Wheaton.

Board Attendance at Annual Meeting of Stockholders

Directors are encouraged but not required to attend annual meetings of stockholders. Six of our directors attended the 2005 annual meeting of stockholders.

Compensation of Directors

For their services as directors in fiscal 2006, each non-employee director received $2,000 per meeting of the board of directors, $1,500 per committee meeting and $500 per telephonic audit committee meeting. In addition, all directors are entitled to participate in our 1997 Stock Incentive Plan.

Director Independence

The board of directors has determined that all of the nominees for director, except for Robert E. Wheaton and Craig B. Wheaton, are “independent” as contemplated by applicable listing standards.

Required Vote and Board Recommendation

The six nominees for director receiving the highest number of affirmative votes from the shares voted at the annual meeting will be elected as directors. Votes withheld from any nominee are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under Delaware law. Stockholders do not have the right to cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL 2

RATIFICATION OF SELECTION OF AUDITORS

The audit committee has appointed Mayer Hoffman McCann P.C. as our independent auditors for the fiscal year ending January 29, 2007, it being intended that such appointment would be presented for ratification by the stockholders. Mayer Hoffman McCann P.C. also audited our financial statements for the fiscal year ended January 30, 2006. Mayer Hoffman McCann P.C. is expected to have one or more representatives at the annual meeting who will be able to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Mayer Hoffman McCann P.C. as our independent auditors is not required by our By-Laws or other applicable legal requirement. However, we are submitting the selection of Mayer Hoffman McCann P.C. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee and the board of directors will reconsider whether or not to continue to retain that firm. Even if the selection is ratified, the audit committee at its discretion may replace Mayer Hoffman McCann P.C. and appoint different independent auditors at any time during the year if it determines that such a change would be appropriate.

Fees Billed by Independent Auditors

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in our quarterly reports. Audit fees billed by Mayer Hoffman McCann P.C. were $72,000 for the fiscal year ended January 30, 2006, and were $65,000 for the fiscal year ended January 31, 2005.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees” and other services that are normally provided by our independent auditors in connection with statutory and regulatory filings or engagements. These services include accounting consultations in connection with acquisitions and consultations concerning financial accounting and reporting standards. Audit-related fees billed by Mayer Hoffman McCann P.C. were $9,000 in the fiscal year ended January 30, 2006, and were $15,900 in the fiscal year ended January 31, 2005.

Tax Fees

Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include tax planning, assistance with the preparation of various tax returns, services rendered in connection with acquisitions and advice on other tax-related matters. Tax fees billed by Mayer Hoffman McCann P.C. were $29,200 in the fiscal year ended January 30, 2006, and were $18,500 in the fiscal year ended January 31, 2005.

All Other Fees

All other fees consist of fees billed for products and services not included above. All other fees billed by Mayer Hoffman McCann P.C. were $0 in the fiscal years ended January 30, 2006 and January 31, 2005.

Audit Committee Pre-Approval

The audit committee’s policy is to pre-approve the fees and other compensation to be paid to our independent auditors, and to determine the scope of permitted non-audit services and pre-approve the provision of those services by our independent auditors.

Audit Committee Report

In accordance with the Audit Committee Charter, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Star Buffet. The Audit Committee has:

(1)         reviewed and discussed Star Buffet’s audited financial statements with management;

(2)         discussed with Mayer Hoffman McCann P.C., Star Buffet’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61; and

(3)         received the written disclosures and the letter from Mayer Hoffman McCann P.C., required by the Independence Standards Board Standard No. 1, and has discussed with Mayer Hoffman McCann P.C. their independence from Star Buffet.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Star Buffet’s Annual Report on Form 10-K for the fiscal year ended January 30, 2006.

SUBMITTED BY THE AUDIT COMMITTEE
Thomas G. Schadt
B. Thomas M. Smith, Jr.
Todd S. Brown

The material in this report is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Star Buffet under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Required Vote and Board Recommendation

The affirmative vote of a majority of the shares of common stock voted on Proposal 2 at the annual meeting is required to approve the proposal. Neither abstentions nor broker non-votes have any effect on the outcome of this proposal.

THE AUDIT COMMITTEE RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF MAYER HOFFMAN MCCANN P.C. AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2007.

OTHER MATTERS

Our board of directors does not presently intend to bring any other business before the annual meeting, and so far as is known to the board of directors, no matters are to be acted upon other than the matters described above. However, if any other matter should properly come before the meeting, the person named on the enclosed proxy card will vote the shares for which he holds proxies in his discretion.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of our common stock as of May 11, 2006, the record date for the annual meeting, by (1) each person who is known by us to beneficially own more than five percent of the outstanding shares of our common stock, (2) each of our directors, (3) each of the executive officers identified in the summary compensation table set forth elsewhere in this proxy statement and (4) all directors and executive officers of the Company as a group. To our knowledge and except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable. Unless we indicate otherwise, each holder’s address is c/o Star Buffet, Inc., 1312 North Scottsdale Road, Scottsdale, AZ  85257.

Name And Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (%)(1)
Robert E. Wheaton	1,614,537	(2)	47.3%
B. Thomas M. Smith, Jr.	147,900		4.7%
Todd S. Brown	10,000	(3)	*
Thomas G. Schadt	36,320	(4)	1.1%
Phillip “Buddy” Johnson	28,700	(5)	*
Craig B. Wheaton	39,300	(5)	1.2%
Paul D. Sonkin 460 Park Ave., 12th Floor New York, NY 10022	397,972	(6)	12.6%
All directors and executive officers as a group (6 persons)	1,876,757	(7)	54.4%

*                    Less than one percent.

(1)          Calculated based on 3,170,675 shares of our common stock outstanding on May 11, 2006 with percentages rounded to the nearest one-tenth of one percent. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but not treated as outstanding for computing the percentage of any other person.

(2)          Includes 239,237 shares subject to presently exercisable options or options that become exercisable within 60 days of May 11, 2006.

(3)          Includes 10,000 shares subject to presently exercisable options or options that become exercisable within 60 days of May 11, 2006.

(4)          Includes 18,400 shares subject to presently exercisable options or options that become exercisable within 60 days of May 11, 2006.

(5)          Includes 6,000 shares subject to presently exercisable options or options that become exercisable within 60 days of May 11, 2006.

(6)          Paul D. Sonkin, together with The Hummingbird Value Fund, L.P., The Hummingbird Microcap Value Fund, L.P., Hummingbird Capital, LLC, and Hummingbird Management, LLC. , is a member of a Section 13(d) group that owns more than 10% of our outstanding common stock. Based on the filings made by the reporting group, Paul D. Sonkin is the Managing Member of (a) Hummingbird Capital, LLC, the general partner of The Hummingbird Value Fund, L.P. and The Hummingbird Microcap Value Fund, L.P., and (b) Hummingbird Management, LLC, the investment manager to The Hummingbird Value Fund, L.P. and The Hummingbird Microcap Value Fund, L.P. Accordingly, each of Paul D. Sonkin, Hummingbird Capital, LLC, and Hummingbird Management, LLC may be

deemed to beneficially own the securities owned by The Hummingbird Value Fund, L.P. and The Hummingbird Microcap Value Fund, L.P., reported herein. The reported shares include 206,835 shares owned directly by The Hummingbird Value Fund, L.P., and indirectly by Paul D. Sonkin, Hummingbird Capital, LLC, and Hummingbird Management, LLC, each of which disclaims beneficial ownership of the securities owned by The Hummingbird Value Fund, L.P., except to the extent that each such party has an interest, if any, in The Hummingbird Value Fund, L.P. They also include 191,137 shares owned directly by the Hummingbird Microcap Value Fund, L.P., and indirectly by Paul D. Sonkin, Hummingbird Capital, LLC, and Hummingbird Management, LLC each of which disclaims beneficial ownership of the securities owned by The Hummingbird Value Microcap Fund, L.P., except to the extent that each such party has an interest, if any, in The Hummingbird Microcap Value Fund, L.P. The information relating to the beneficial ownership of Paul D. Sonkin has been derived from the Form 4 filed by Paul D. Sonkin with the Securities and Exchange Commission on May 24, 2006.

(7)          Includes 279,637 shares subject to presently exercisable options or options that become exercisable within 60 days of May 11, 2006.

EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation for the Fiscal Year Ended January 30, 2006.

The compensation committee, comprised of two non-employee directors, is responsible for administering the executive compensation policies, administering the various management incentive programs (including option plans), and making recommendations to the board of directors with respect to these policies and programs. In addition, the committee makes annual recommendations to the board of directors concerning the compensation paid to the Chief Executive Officer and to each of our other executive officers. The Company began its independent corporate existence on July 28, 1997 through the reorganization of direct or indirect wholly-owned subsidiaries of CKE Restaurants, Inc. The committee was formed after the first meeting of the board of directors following the formation of the Company.

The following is a summary of the policies which the compensation committee analyzed in determining the compensation for the executive officers of the Company. The committee intends to follow the same general policies in determining the compensation for the executive officers of the Company in fiscal 2006, but may, in its discretion, alter such policies to take into consideration the applicable circumstances at the time.

Compensation Policies Towards Executive Officers.   The committee believes that the most effective executive compensation program is one that provides incentives to achieve both current and long-term strategic management goals, with the ultimate objective of enhancing stockholder value. In this regard, the committee believes executive compensation should be comprised of cash as well as equity-based programs. Base salaries are generally set at market levels in order to attract and retain qualified executives. With respect to equity-based compensation, the committee believes that an integral part of our compensation program is the ownership and retention of our common stock by its executive officers. By providing executive officers with a meaningful stake in the Company, the value of which is dependent on our long-term success, a commonality of interests between our executive officers and our stockholders is fostered.

Relationship of Performance to Compensation.   Compensation that may be earned by the executive officers in any fiscal year consists primarily of base salary, cash bonus and stock options. The significant factors that were considered in establishing the components of each executive officer’s compensation package for the fiscal year ended January 30, 2006 are summarized below. The committee, in its discretion, may apply different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policies indicated above.

Base Salary.   The base salary for each executive officer is set on the basis of personal performance, the salary levels in effect for comparable positions with our principal competitors (including, but not limited to, Dow Jones US Restaurants & Bars set forth in the Stock Price Performance Graph appearing elsewhere in this proxy statement) and our financial performance relative to these competitors. Factors relating to individual performance that are assessed in setting base compensation are based on the particular duties and areas of responsibility of the individual executive officer. Factors relating to our financial performance that may be related to increasing or decreasing base salary include revenues and earnings. The establishment of base compensation involves a subjective assessment and weighing of these criteria and is not based on any specific formula.

Cash Bonus.   Annual bonuses are earned by each executive officer on the basis of our achievement of pre-tax income targets established at the start of the fiscal year and on the basis of the particular executive officer’s duties and areas of responsibility. Bonus amounts are established based on various levels of performance against such targets. Following the completion of the fiscal year, the committee assesses individual performance against the established targets and provides for annual bonuses based on the targeted performance and levels actually achieved.

Stock Options.   Stock option grants motivate executive officers to manage the business to improve long-term performance, and align the interests of executive officers with stockholder value. Customarily, option grants are made with exercise prices equal to the fair market value of the shares on the grant date and will be of no value unless the market price of our common stock appreciates, thereby aligning a substantial part of the executive officer’s compensation package with the return realized by the stockholders. Options generally vest in equal installments over a period of time, contingent upon the executive officer’s continued employment with us. Accordingly, an option will provide a return to the executive officer only if the executive officer remains employed by us and the market price of the underlying shares appreciates over the option term. The size of an option grant is designed to create a meaningful opportunity for stock ownership and is based upon the individual’s current position with us, internal comparability with option grants made to other executives and the individual’s potential for future responsibility and promotion over the option term. The committee has established an award program which takes into account the level of responsibility in the organization, and total compensation compared to comparable companies, in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares based upon the individual’s position with us and the executive officer’s existing holdings of unvested options. As such, the award of stock options requires subjective judgment as to the amount of the option. The committee does not adhere strictly to any fixed guidelines and will occasionally vary the size of the option grant, if any, made to each executive officer as circumstances warrant.

Chief Executive Officer Compensation.   Robert E. Wheaton became our Chief Executive Officer upon the Company’s formation in July 1997. Prior to our initial public offering in September 1997, Mr. Wheaton’s annual base compensation was established at $250,000 for the fiscal year ended January 30, 2006, based on the philosophy described above.

Corporate Deduction for Compensation.   Section 162(m) of the Internal Revenue Code generally limits to $1.0 million the corporate deduction for compensation paid to certain executive officers, unless certain requirements are met. Our 1997 Stock Incentive Plan is structured so that any compensation deemed paid to an executive officer upon exercise of an option, with an exercise price equal to the fair market value of the underlying shares on the grant date, is intended to qualify as performance-based compensation that will not be limited by Section 162(m). The committee intends to monitor regulations issued pursuant to Section 162(m) and to continue to seek to preserve the corporate tax deduction for options issued under the 1997 Stock Incentive Plan.

Thomas G. Schadt
B. Thomas M. Smith, Jr.

The report of the compensation committee of the board of directors shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PRICE PERFORMANCE GRAPH

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG STAR BUFFET, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE DOW JONES US RESTAURANTS & BARS INDEX

*$100 invested on 1/31/01 in stock or index-including reinvestment of dividends.
Fiscal year ending January 31.

	Cumulative Total Return
	1/01	1/02	1/03	1/04	1/05	1/06
STAR BUFFET, INC	100.00	112.20	92.84	220.44	276.09	342.66
NASDAQ STOCK MARKET (U.S.)	100.00	71.64	49.90	77.79	77.83	87.71
DOW JONES US RESTAURANTS & BARS	100.00	116.77	84.55	128.64	159.70	180.24

The Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Summary of Cash and Certain Other Compensation

The table sets forth the compensation awarded to, earned by or paid to our President and Chief Executive Officer during the fiscal year ended January 30, 2006. We had no other officer whose total compensation exceeded $100,000 during the fiscal year ended January 30, 2006.

Summary Compensation Table

					Long-Term
					Compensation Awards
	Annual Compensation				Restricted	Securities
				Other Annual	Stock	Underlying
	Fiscal	Salary	Bonus	Compensation	Awards	Options
Name and Title	Year	($)	($)	($)(2)	($)	(#)
Robert E. Wheaton	2006	$250,000	$25,000	$31,370	—	6,000
Chairman of the Board,	2005 (1)	254,824	25,000	28,066	—	—
President and Chief	2004	250,000	25,000	23,066	—	—
Executive Officer

(1)          Mr. Wheaton’s annual salary was $250,000. The fifty-third week in fiscal 2005 adds the additional $4,824.

(2)          “Other Annual Compensation” represents auto and medical related payments to or for the behalf of Mr. Wheaton.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
	Number Of Securities Underlying Option/SARs	Percent Of Total Options/SARs Granted To Employees In	Exercise Of Base Price	Expiration	Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name(a)	Granted (#)(b)	Fiscal Year(c)	($/Sh)(d)	Date(e)	5% ($)(f)	10% ($)(g)
Robert E. Wheaton	6,000	12.2%	$6.70	2/10/15	$25,260	$64,080
Chairman of the Board, President and Chief Executive Officer

Option Exercises and Holdings

No options were exercised by Mr. Wheaton during the fiscal year ended January 30, 2006. The following table sets forth the fiscal year end options values for all options held by Mr. Wheaton.

Fiscal Year-end Option Values

	Number of Securities Underlying Unexercised Options At Fiscal Year End (#)		Value of Unexercised In-the-Money Options At Fiscal Year End ($)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert E. Wheaton	335,237	—	$223,080	—

Employment Agreements

In connection with the Company’s employment contract with Robert E. Wheaton, our President and Chief Executive Officer, we agreed to pay Mr. Wheaton six years salary and bonus if he resigns related to change of control of the Company or is terminated, unless the termination is for cause. Mr. Wheaton’s employment contract includes an annual salary of $250,000 and an annual bonus of $25,000.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended January 30, 2006, none of the persons who served on our compensation committee had any interlocking relationship as defined by the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of these forms received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during fiscal 2004, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10% stockholders were timely satisfied.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with the Company’s employment contract with Robert E. Wheaton, our President and Chief Executive Officer, we made loans to Mr. Wheaton in fiscal years 1999 through 2002 solely for the purchase of our common stock. The loans were secured by the common stock acquired and bore interest at the rate set for the Company’s credit facility with M&I Marshall & Ilsley Bank. Repayment terms stipulated that the president repay principal and interest on or before the later of the fifth anniversary date of the initial advance under the loan agreement, the date he received a lump sum payment per a termination clause or six month’s after the termination of his employment. At January 31, 2005, the principal on the loans totaled $698,000, all of which was paid by Mr. Wheaton in fiscal 2006.

Mr. Wheaton currently beneficially owns approximately 47.3% of our total equity securities, assuming exercise of vested employee stock options, and possesses approximately 47.3% of the total voting power of the Company. Thus Mr. Wheaton has the ability to control or significantly influence all matters requiring the approval of our stockholders, including the election of nominees to our board of directors.

ADDITIONAL INFORMATION

Annual Report

Our annual report to stockholders for the fiscal year ended January 30, 2006 is our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on April 28, 2006 and which is being mailed concurrently with this proxy statement to all stockholders of record as of May 11, 2006. The annual report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made. It is also available at the Securities and Exchange Commission’s website at www.sec.gov.

Stockholder Communications with the Board of Directors

Our policy is that stockholders may communicate directly with the board of directors in writing. Any such correspondence must be addressed to the Company at its principal executive offices shown on the cover page to this proxy statement, attention: Secretary. Pursuant to our policy, the Secretary will review all such correspondence and will regularly forward such correspondence to the board of directors, without pre-screening, selection or filtering, except with respect to correspondence that is frivolous or duplicative.

Stockholder Proposals for the 2006 Annual Meeting

Pursuant to the rules of the Securities and Exchange Commission, proposals by eligible stockholders, as defined below, which are intended to be presented at our annual meeting of stockholders in 2007 must be received by us addressed to Star Buffet, Inc., 1312 N. Scottsdale Road, Scottsdale, Arizona 85257 by January 31, 2007 in order to be considered for inclusion in our proxy materials related to that meeting. If we receive notice of a stockholder proposal less than 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

We were not notified of any stockholder proposals to be addressed at our 2006 annual meeting of stockholders. Because we were not provided notice of any stockholder proposal to be included in our proxy statement within a reasonable time before mailing, we will be allowed to use our discretionary voting authority if any stockholder proposals are raised at the meeting.

If we do not receive any stockholder proposals for our 2007 annual meeting of stockholders before April 16, 2007, we will be able to use our discretionary voting authority as outlined above. An eligible stockholder is one who is the record or beneficial owner of at least 1% or $2,000 in market value of securities entitled to be voted at the 2007 annual meeting of stockholders and has held such securities for at least one year, and who shall continue to own such securities through the date on which the meeting is held.

Proxy Solicitation Matters

This proxy solicitation is being made by our board of directors and is being paid for by Star Buffet, Inc. Following the mailing of the proxy statement, our directors, officers and regular employees may solicit proxies by mail, telephone, telegraph or personal interview. These persons will not receive any additional compensation for these services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of common stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses.

For the Board of Directors
ROBERT E. WHEATON,
Chairman of the Board

May 25, 2006

Whether or not you plan to attend the meeting, please submit a proxy card so that your shares may be represented at the meeting.

PROXY

STAR BUFFET, INC.

1312 N. SCOTTSDALE ROAD

SCOTTSDALE, AZ 85257

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STAR BUFFET, INC. The undersigned hereby appoints Robert E. Wheaton as proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Star Buffet, Inc. held of record by the undersigned on May 11, 2006, at the annual meeting of stockholders to be held on June 26, 2006, and any postponement or adjournment of the meeting.

PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

FOLD AND DETACH HERE

Please mark ☒
your votes as
indicated in
this example.

1. ELECTION OF DIRECTORS:	FOR all of the nominees	WITHHOLD AUTHORITY to vote for
	listed below (except	all nominees listed below ☐
as marked to the
contrary below) ☐

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee’s name in the list below.

Robert E. Wheaton

Phillip “Buddy” Johnson

Todd S. Brown

Thomas G. Schadt

Craig B. Wheaton

B. Thomas M. Smith, Jr.

2.               To ratify the audit committee’s selection of Mayer Hoffman McCann P.C. as independent auditors for the current fiscal year.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.               In his discretion, the proxy holder is authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

DO YOU PLAN TO ATTEND THE MEETING?         YES ☐         NO ☐

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THE PROXY HOLDER WILL VOTE FOR ALL OF THE NOMINEES LISTED ABOVE IN ITEM 1, FOR THE PROPOSAL DESCRIBED IN ITEM 2 AND IN HIS DISCRETION ON MATTERS DESCRIBED IN ITEM 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature if held jointly

Dated:	, 2006

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

FOLD AND DETACH HERE